COREFUNDS, INC.

                            CERTIFICATE OF CORRECTION



                  COREFUNDS, INC. (the "Corporation"), formerly named "Red Oak Cash Reserve Fund, Inc.," a corporation organized under the laws of the State of Maryland, in accordance with Section 1-207 of the Maryland General Corporation Law, does hereby file for record with the State Department of Assessments and Taxation of Maryland, the following Certificate of Correction:

                  FIRST, The title of the document filed by the Corporation to be corrected is CoreFunds, Inc. Articles Supplementary filed with the State Department of Assessments and Taxation on March 29, 1996 at 12:29 p.m.

                  SECOND, The provision in the Articles Supplementary as previously filed on March 29, 1996 states as follows:

                  SIXTEENTH: Immediately after the increase and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue thirty billion (30,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of thirty million dollars ($30,000,000), of which one billion (1,000,000,000) are classified as Cash Reserve Class Y, one billion (1,000,000,000) are classified as Cash Reserve Class C, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class Y, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class C, seven hundred fifty million (750,000,000) are classified as Fiduciary Reserve Class Y, fifty million (50,000,000) are classified as Equity Fund Class Y, fifty million (50,000,000) are classified as Equity Fund Class A, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, five hundred million (500,000,000) are classified as Equity Index Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class A, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class Y, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class A, two



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                  hundred fifty million (250,000,000) are classified as
                  Fiduciary Tax-Free Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class A, two hundred fifty million (250,000,000) are classified as Fiduciary Treasury Reserve Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class A, one hundred million (100,000,000) are classified as Government Income Fund Class Y, one hundred million (100,000,000) are classified as Government Income Fund Class A, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class A, twenty-five million (25,000,000) are classified as Global Bond Fund Class Y, twenty-five million (25,000,000) are classified as Global Bond Fund Class A, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class A, one hundred million (100,000,000) as classified as Class P Common Stock, Series C, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class A, one hundred million (100,000,000) are classified as Class Q Common Stock, Series C, one billion (1,000,000,000) are classified as Elite Cash Reserve Class Y, one billion (1,000,000,000) are classified as Elite Government Reserve Class Y, one billion (1,000,000,000) are classified as Elite Treasury Reserve Class Y, one billion (1,000,000,000) are classified as Class U Common Stock, one billion (1,000,000,000) are classified as Special Equity Fund Class Y, one billion (1,000,000,000) are classified as Special Equity Fund Class A, one billion (1,000,000,000) are classified as Short-Term Income Fund Class Y, one billion (1,000,000,000) are classified as Short-Term Income Fund Class Y, one billion (1,000,000,000) are classified as Short-Term Income Fund Class A, one billion (1,000,000,000) are classified as Bond Fund Class Y, one billion (1,000,000,000) are classified as Short-Term Income Fund Class A and eleven billion four hundred fifty million (11,450,000,000) are unclassified.


                  THIRD, The provision in the Articles Supplementary filed on March 29, 1996 as corrected by this Certificate of Correction is stated as follows:

                  SIXTEENTH: Immediately after the increase and classification hereinbefore set forth and upon filing for record these Articles Supplementary, the Corporation has authority to issue thirty billion (30,000,000,000) shares of the Corporation of the par value of one mill ($.001) per share and of the aggregate par value of thirty million dollars ($30,000,000), of which one billion


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



                  (1,000,000,000) are classified as Cash Reserve Class Y, one billion (1,000,000,000) are classified as Cash Reserve Class C, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class Y, one billion two hundred fifty million (1,250,000,000) are classified as Treasury Reserve Class C, seven hundred fifty million (750,000,000) are classified as Fiduciary Reserve Class Y, fifty million (50,000,000) are classified as Equity Fund Class Y, fifty million (50,000,000) are classified as Equity Fund Class A, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, twenty-five million (25,000,000) are classified as International Growth Fund Class Y, five hundred million (500,000,000) are classified as Equity Index Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class Y, one hundred million (100,000,000) are classified as Growth Equity Fund Class A, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class Y, one hundred million (100,000,000) are classified as Short Intermediate Bond Fund Class A, two hundred fifty million (250,000,000) are classified as Fiduciary Tax-Free Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class Y, two hundred fifty million (250,000,000) are classified as Tax-Free Reserve Class A, two hundred fifty million (250,000,000) are classified as Fiduciary Treasury Reserve Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class Y, one hundred million (100,000,000) are classified as Balanced Fund Class A, one hundred million (100,000,000) are classified as Government Income Fund Class Y, one hundred million (100,000,000) are classified as Government Income Fund Class A, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Intermediate Municipal Bond Fund Class A, twenty-five million (25,000,000) are classified as Global Bond Fund Class Y, twenty-five million (25,000,000) are classified as Global Bond Fund Class A, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as Pennsylvania Municipal Bond Fund Class A, one hundred million (100,000,000) as classified as Class P Common Stock, Series C, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class Y, one hundred million (100,000,000) are classified as New Jersey Municipal Bond Fund Class A, one hundred million (100,000,000) are classified as Class Q Common Stock, Series C, one billion (1,000,000,000) are classified as Elite Cash Reserve Class Y, one billion (1,000,000,000) are classified as Elite Government Reserve Class Y, one billion (1,000,000,000) are classified as Elite Treasury Reserve Class Y, one billion (1,000,000,000) are classified as Class U Common Stock, one billion (1,000,000,000) are classified as Special Equity Fund Class Y, one billion (1,000,000,000) are classified as Special Equity Fund Class A, one billion (1,000,000,000) are classified as Short-Term Income Fund Class Y, one billion


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                  (1,000,000,000) are classified as Short-Term Income Fund Class
                  A, one billion (1,000,000,000) are classified as Bond Fund Class Y, one billion (1,000,000,000) are classified as Bond Fund Class A and eleven billion four hundred fifty million (11,450,000,000) are unclassified.


                  IN WITNESS WHEREOF, COREFUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 30th day of April, 1996.


                                         COREFUNDS, INC.



                                         By: /s/ David G. Lee
                                             ---------------------------------
                                            President


[SEAL]

Attest:


/s/ James W. Jennings
-----------------------------------
Secretary


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




                  THE UNDERSIGNED, President of COREFUNDS, INC., who executed on behalf of said corporation the foregoing Certificate of Correction to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Certificate of Correction to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.


                                          /s/ David G. Lee
                                          ----------------------------------
                                          President


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